FIFTH AMENDMENT TO CREDIT AGREEMENT

      This Fifth Amendment to Credit Agreement (this "Amendment Agreement") is dated as of August 27, 2007 by and among Lower Lakes Towing Ltd. ("Lower Lakes"), Lower Lakes Transportation Company, Grand River Navigation Company, Inc., the other Credit Parties signatory hereto, General Electric Capital Corporation, as a US Lender and as Agent, and GE Canada Finance Holding Company, as a Cdn. Lender.

                              W I T N E S S E T H :

      WHEREAS, the Credit Parties, the lenders party thereto, and the Agent entered into that certain Credit Agreement dated as of March 3, 2006 and amended as of August 1, 2006, February 28, 2007, March 23, 2007 and June 26, 2007 (the "Credit Agreement");

      WHEREAS, pursuant to that certain Memorandum of Agreement between Voyageur Marine Transport Ltd. ("Voyageur") and Lower Lakes dated as of August 27, 2007, Lower Lakes has agreed to purchase the vessels Voyageur Independent (the "Independent") and Voyageur Pioneer (the "Pioneer") for an aggregate of Cdn.$25,000,000 (the "Purchase Agreement"), and pursuant to that certain Option Agreement dated as of August 27, 2007 between Lower Lakes and Voyageur, Voyageur has granted Lower Lakes an option to buy the vessel Maritime Trader;

      WHEREAS, in order to finance the acquisition of the Independent and the Pioneer, Lower Lakes has requested the Cdn. Term Lender to make an additional Cdn. Term Loan of Cdn.$18,000,000; and

      WHEREAS, the Cdn. Term Lender has agreed to provide such additional financing, and the Lenders and the Agent have agreed to further amend the Credit Agreement to effect certain changes thereto requested by the Credit Parties as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

      2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

      2.1. Section 1.1(b) of the Credit Agreement is hereby amended by (a) deleting the reference therein to "Cdn.$21,200,000" and replacing it with a reference to "Cdn.$36,868,000" and (b) replacing the table set forth in Section 1.1(b)(ii) with the following:

         ---------------------------------------------------------------
                  Period                   Quarterly Installment Amounts
         ---------------------------------------------------------------
         September 2007 - March 2008                Cdn.$636,000
         June 2008 - December 2008                Cdn.$1,176,000
         March 2009 - December 2009               Cdn.$1,176,000

         ---------------------------------------------------------------
                  Period                   Quarterly Installment Amounts
         ---------------------------------------------------------------
         March 2010 - December 2010               Cdn.$1,176,000
         March 2011 - December 2011               Cdn.$1,176,000
         ---------------------------------------------------------------

      2.2. Section 1.1(d) of the Credit Agreement is hereby amended by replacing the table set forth in Section 1.1(d)(ii) with the following:

         ---------------------------------------------------------------
                  Period                   Quarterly Installment Amounts
         ---------------------------------------------------------------
         September 2007 - December 2007             US $186,000
         March 2008 - December 2008                 US $186,000
         March 2009 - December 2009                 US $186,000
         March 2010 - December 2010                 US $186,000
         March 2011 - December 2011                 US $186,000
         ---------------------------------------------------------------

      2.3. Annex A to the Credit Agreement is hereby amended by (a) adding the following definition in alphabetical order:

            "Independent" means the Independent, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 827118.

            "Independent Mortgage" means the statutory ship mortgage of the Independent made by Lower Lakes in favor of the Agent, such mortgage to be in a form satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

            "Pioneer" means the Pioneer, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 395510.

            "Pioneer Mortgage" means the statutory ship mortgage of the Pioneer made by Lower Lakes in favor of the Agent, such mortgage to be in a form satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

            "Special Letter of Credit" means the Letter of Credit issued August 27, 2007 for the benefit of GE Canada Finance Holding Company, as agent, which supports the guarantee by Lower Lakes of the loan facility extended to Voyageur Maritime Trading Inc.

and (b) deleting the definitions of "Capital Expenditures", "Cdn. Borrowing Base", "Cdn. Vessels", "Commitment Termination Date" and "Mortgages" in their entirety and replacing them with the following:

            "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, including all such expenditures paid pursuant to the WMS Charter; provided, that for the fourth quarter of Fiscal Year 2007, there shall be excluded therefrom expenditures of C$9,552,738 by the Credit Parties, to the extent that such expenditures were made exclusively from the proceeds of a capital contribution made to one or more of the Credit Parties by Rand Logistics, Inc.; provided, further, that for the purposes of paragraphs (a) and (d) of Annex G, up to US $6,140,000 in proceeds of the warrant exercise program of Rand Logistics, Inc. which ended on July 13, 2007 which were contributed to LLTC and applied thereby to reduce the outstanding balance of the US Revolving Credit Facility on May 10, 2007 shall be deducted from Capital Expenditures in Fiscal Year 2008.

            "Cdn. Borrowing Base" means, in respect of Lower Lakes, as of any date of determination thereof by the Agent from time to time, an amount equal to (a) eighty five percent (85%) of the amount of Eligible Cdn. Accounts, less (b) any Reserves established in accordance with Section 1.6, plus (c) the amount available to be drawn under the Special Letter of Credit, in each case as at the date of determination.

            "Cdn. Vessels" means, collectively, the Cuyahoga, the Saginaw, the Mississagi, the Michipicoten, the Independent and the Pioneer.

            "Commitment Termination Date" means the earliest of (a) March 3, 2012, (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars (Cdn.$0/US$0).

            "Mortgages" means, collectively, the Cuyahoga Mortgage, the Saginaw Mortgage, the Mississagi Mortgage, the Manistee Mortgage, the Independent Mortgage and the Pioneer Mortgage.

      2.4. Annex B to the Credit Agreement is hereby amended by deleting the reference to Cdn.$1,250,000 in paragraph (a) thereof and replacing it with a reference to Cdn.$1,325,000.

      2.5. Annex G to the Credit Agreement is hereby amended by deleting Annex G in its entirety and replacing it with the Annex G attached hereto.

      2.6. Annex I to the Credit Agreement is hereby amended by deleting Annex I in its entirety and replacing it with the Annex I attached hereto.

      3. Conditions to Effectiveness. The effectiveness of this Amendment Agreement is expressly conditioned upon the execution of this Agreement by the Credit Parties, the Agent and each Lender and the satisfaction of the following conditions:

            (a) Cdn. Term Note. Lower Lakes shall provide a duly executed original of a replacement Cdn. Term Note dated the date hereof, reflecting the terms set forth in Section 2 hereof.

            (b) Reaffirmation. Each Credit Party shall have executed and delivered the Reaffirmation of Guaranty in the form of Exhibit A attached hereto.

            (c) Mortgages. Each of the Independent Mortgage and the Pioneer Mortgage shall have been executed by Lower Lakes in favor of Agent.

            (d) Insurance. Agent shall have received satisfactory evidence that the insurance policies required by Section 5.4 with respect to each of the Independent and the Pioneer are in full force and effect, together with appropriate evidence showing loss payable and additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Secured Parties.

            (e) Appraisals. Agent shall have received an appraisal of each of the Independent and the Pioneer by an appraiser selected by the Agent, which appraisals (including the asset values reflected therein) shall be in form and substance reasonably satisfactory to Agent.

            (f) Lien Searches and Termination Statements. Agent shall have received copies of transcripts of registry from Transport Canada with respect to each of the Independent and the Pioneer listing all effective notice of lien filings regarding the Independent or the Pioneer that name Voyageur or any Credit Party as debtor, none of which shall cover either the Independent or the Pioneer, and such termination statements, releases or other documents as may be reasonably necessary to confirm that neither the Independent nor the Pioneer are subject to any other Liens in favor of any Persons.

            (g) Approvals. Agent shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities and all collateral assignments with respect to any customer contracts, to the execution, delivery and performance of the Purchase Agreement, this Amendment Agreement and the other Loan Documents.

            (h) Purchase Documents. Executed copies of the Purchase Agreement and all documents and instruments delivered in connection therewith shall have been delivered to the Agent.

            (i) Due Diligence. Agent shall have completed its legal and business due diligence, with results reasonably satisfactory to Agent.

            (j) Opinion. Duly executed originals of an opinion of Ogilvy Renault LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the date hereof.

            (k) Fees. Borrower shall have paid all fees, costs and expenses due and payable on the date hereof, including the reasonable fees and out of pocket expenses of counsel for the Agent with respect to this Amendment Agreement.

            (l) Secretary's Certificate. Agent shall have received from each Credit Party, (i) such Person's charter (or similar formation document), certified by the appropriate governmental authority, (ii) good standing certificates in its state or province of incorporation (or formation) and in each other state or province requested by Agent, (iii) such Person's bylaws (or similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of this Amendment Agreement and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing this Amendment Agreement and the documents contemplated hereby, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

            (m) Other Documents. The Borrowers shall provide such other documents, instruments and agreements as the Agent may reasonably request.

      4. Consent. Notwithstanding (a) the prohibition against Acquisitions set forth in Section 6.24 of the Credit Agreement, each Lender hereby consents to the acquisition of the Independent and the Pioneer pursuant to the terms of the Purchase Agreement, and (b) any provision of the Credit Agreement to the contrary, each Lender hereby consents to the guarantee by Lower Lakes of the loan facility extended by GE Canada Finance Holding Company ("GE Canada") to Voyageur Maritime Trading Inc. pursuant to that certain Guarantee dated as of the date hereof between Lower Lakes and GE Canada, as agent, and the other transactions contemplated thereby.

      5. Representations and Warranties of the Credit Parties.

      5.1. Each of the Credit Parties represents and warrants that the execution, delivery and performance by each of the Credit Parties of this Amendment Agreement and the documents and instruments delivered in connection therewith have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

      5.2. Each of the Credit Parties hereby certifies that each of the representations and warranties contained in the Credit Agreement and the other Loan Documents (as amended through the date hereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

      6. Reference to and Effect on the Credit Agreement.

      6.1. Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

      6.2. Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Credit Parties in all respects and are hereby ratified and confirmed.

      6.3. The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (b) any Event of Default or Default under the Credit Agreement.

      7. CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

      8. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      9. Headings. Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.

                            [signature page follows]

      IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

                                      LOWER LAKES TOWING LTD.


                                      By: /s/ Scott Bravener
                                          --------------------------------------
                                      Title: President
                                             -----------------------------------

                                      LOWER LAKES TRANSPORTATION COMPANY


                                      By: /s/ Scott Bravener
                                          --------------------------------------
                                      Title: President
                                             -----------------------------------

                                      GRAND RIVER NAVIGATION COMPANY, INC.


                                      By: /s/ Mark Rohn
                                          --------------------------------------
                                      Title: President
                                             -----------------------------------

                                      RAND LL HOLDINGS CORP.

                                      By: /s/ Laurence S. Levy
                                          --------------------------------------
                                      Title: President
                                             -----------------------------------

                                      GENERAL ELECTRIC CAPITAL CORPORATION, as a
                                      US Lender and as Agent


                                      By: /s/ Joseph Tunney
                                          --------------------------------------
                                      Title: Duly Authorized Signatory
                                             -----------------------------------

                                      GE CANADA FINANCE HOLDING COMPANY, as a
                                      Cdn. Lender


                                      By: /s/ Dan Billard
                                          --------------------------------------
                                      Title: Duly Authorized Signatory

                                      GE CANADA FINANCE HOLDING COMPANY, as L/C
                                      Guarantor


                                      By: /s/ Dan Billard
                                          --------------------------------------
                                      Title:  Duly Authorized Signatory

                             ANNEX G (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

      The Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

      (a) Minimum Fixed Charge Coverage Ratio. Parent shall have on a consolidated basis, at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

          Period                                         Ratio
          ------                                         -----
          September 30, 2007 through March 31, 2008      1.0:1.0
          June 30, 2008                                  1.1:1.0
          Thereafter                                     1.2:1.0

      (b) Minimum EBITDA. Parent shall have on a consolidated basis, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

          Period                                         EBITDA
          ------                                         ------
          September 30, 2007 through December 31, 2007   Cdn.$8,500,000
          March 31, 2008                                 Cdn.$9,000,000
          June 30, 2008                                  Cdn.$11,000,000
          September 30, 2008                             Cdn.$13,500,000
          December 31, 2008 through March 31, 2009       Cdn.$14,000,000
          Thereafter                                     Cdn.$15,000,000

      (c) Maximum Senior Funded Debt to EBITDA Ratio. Parent shall have on a consolidated basis, at the end of each Fiscal Quarter set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of less than the following:

          Fiscal Quarters                                Ratio
          ---------------                                -----
          September 30, 2007                             4.90:1.0
          December 31, 2007                              4.65:1.0
          March 31, 2008                                 4.30:1.00
          June 30, 2008                                  4.00:1.00
          September 30, 2008                             3.25:1.00
          December 31, 2008                              3.00:1.00
          March 31, 2009                                 2.75:1.00
          Thereafter                                     2.50:1.00

      (d) Maximum Capital Expenditures. Parent and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

          Period                                         Maximum Capital
          ------                                         Expenditures per Period
                                                         -----------------------
          Fiscal Year 2007                               Cdn.$4,500,000
          Each Fiscal Year Thereafter                    Cdn.$6,000,000

      Notwithstanding the foregoing, Capital Expenditures shall not include any expenditures paid by either of the US Borrowers in connection with its purchase of the Manistee or by the Canadian Borrower in connection with its purchase of the Independent and the Pioneer.

      (e) Minimum Appraised Value to Term Loan Outstandings. Parent shall have on a consolidated basis, at the end of each Fiscal Year, a ratio of (i) the aggregate appraised orderly liquidation value of the Vessels as of such date to
(ii) the aggregate principal amount outstanding of the Term Loans as of such date of not less then 1.35:1.00.

      Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan

Document, then the Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board (or successor thereto or any comparable body or agency with similar functions), (ii) changes in accounting principles concurred in by Borrowers' independent chartered accountants; and (iii) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments (and all other Credit Parties shall be deemed to agree to such amendments so agreed to by Borrowers), then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

      For the purposes of calculating the Financial Covenants, conversions from US Dollars to Canadian Dollars or from Canadian Dollars to US Dollars, as applicable, shall be done using the overnight spot rate; provided that with respect to Interest Expense, EBITDA, Capital Expenditures, preferred dividend payments, principal amortization and average revolver balance, such conversions shall be determined using the trailing twelve month average exchange rates.

                 ANNEX I (from Annex A - Commitments definition)
                                       to
                                CREDIT AGREEMENT

Lender(s):

US Term Loan Commitment:                                  US$6,200,000

General Electric Capital Corporation                      US$6,200,000

Cdn. Term Loan Commitment:                                Cdn$36,868,000

GE Canada Finance Holding Company                         Cdn$36,868,000

US Revolving Loan Commitment:                             US$6,500,000

General Electric Capital Corporation                      US$6,500,000

Cdn. Revolving Loan Commitment:                           Cdn$3,000,000

GE Canada Finance Holding Company                         Cdn$3,000,000